DQE Enterprises, Inc. and Subsidiaries
Consolidating Statement of Income	Exhibit 99.2
Year Ended December 31, 2004

	Allegheny Development Corporation	Enterprises	In-Transition, Inc.	Property Ventures, Ltd.	JLK Technology, Inc.	DQE Enterprises Ventures, Inc.	Eliminations	DQE Enterprises, Inc. Consolidated
Operating Revenues:
Retail sales of electricity	$—	$—	$—	$—	$—	$—	$—	$—
Other	—	—	—	—	—	—	—	—

Total Operating Revenues	—	—	—	—	—	—	—	—
Operating Expenses:
Purchased power	—	—	—	—	—	—	—	—
Other operating and maintenance	(7,197)	106,670	83,938	—	—	3,878	(17,240)	170,049
Depreciation and amortization	—	908	—	—	—	—	—	908
Taxes other than income taxes	(151,472)	(18,959)	3,906	314,875	2,493	60	—	150,903

Total Operating Expenses	(158,669)	88,619	87,844	314,875	2,493	3,938	(17,240)	321,860

Operating Income	158,669	(88,619)	(87,844)	(314,875)	(2,493)	(3,938)	17,240	(321,860)

Other Income	393,097	159,163	38,194	1,327,730	—	4,723	(1,725,543)	197,364

Interest and Other Charges	2,224	1,685,820	37,534	2,190	—	—	(1,725,543)	2,225

Income Before Income Taxes	549,542	(1,615,276)	(87,184)	1,010,665	(2,493)	785	17,240	(126,721)

Income Tax Expense (Benefit)	228,024	(2,277,074)	(176,530)	481,314	(873)	(335,628)	—	(2,080,767)

Earnings Available for Common	$321,518	$661,798	$89,346	$529,351	$(1,620)	$336,413	$17,240	$1,954,046

DQE Enterprises, Inc. and Subsidiaries
Consolidating Balance Sheet	Exhibit 99.2 (continued)
As of December 31, 2004

	Allegheny Development Corporation	Enterprises	In-Transition, Inc.	Property Ventures, Ltd.	JLK Technology, Inc.	DQE Enterprises Ventures, Inc.	Eliminations	DQE Enterprises, Inc. Consolidated
Current Assets:
Cash and Temporary Cash Investments	$—	$2,820,881	$—	$—	$—	$—	$—	$2,820,881
Total Receivables, net	(6,295,046)	9,826,095	65,446	60,060,289	1,067,438	—	(64,476,191)	248,031
Materials & Supplies (at avg. cost)	—	—	—	—	—	—	—	—
Other Current Assets	—	—	—	—	—	—	—	—

Total Current Assets	(6,295,046)	12,646,976	65,446	60,060,289	1,067,438	—	(64,476,191)	3,068,912
Long-Term Investments	—	59,107,702	—	—	—	—	(59,107,702)	—
Property, Plant & Equipment:
Electric Plant in Service	—	—	—	—	—	—	—	—
Construction Work in Progress	—	—	—	—	—	—	—	—
Property Held Under Capital Leases	—	—	—	—	—	—	—	—
Property Held for Future Use	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

Total	—	—	—	—	—	—	—	—
Less: Accum Depreciation and Amortization	—	—	—	—	—	—	—	—

Property, Plant & Equipment - Net	—	—	—	—	—	—	—	—
Other Non-Current Assets:
Regulatory Assets	—	—	—	—	—	—	—	—
Other Non-Current	—	—	198,153	—	—	—	—	198,153

Total Other Non-Current Assets	—	—	198,153	—	—	—	—	198,153

Total Assets	$(6,295,046)	$71,754,678	$263,599	$60,060,289	$1,067,438	$—	$(123,583,893)	$3,267,065

DQE Enterprises, Inc. and Subsidiaries Consolidating Balance Sheet As of December 31, 2004	Exhibit 99.2 (continued)

	Allegheny Development Corporation	Enterprises	In-Transition, Inc.	Property Ventures, Ltd.	JLK Technology, Inc.	DQE Enterprises Ventures, Inc.	Eliminations	DQE Enterprises, Inc. Consolidated
Current Liabilities:
Notes Payable and Current Maturities	$—	$—	$—	$—	$—	$—	$—	$—
Accounts Payable	(6,817,181)	61,554,583	(255,486)	9,462,517	551,217	—	(64,476,193)	19,457
Accrued Liabilities	55,982	(16,996,224)	(185,320)	(6,116)	73,492	(307,961)	—	(17,366,147)
Dividends Declared	—	—	—	—	—	—	—	—
Other Current Liabilities	—	—	—	—	—	—	—	—

Total Current Liabilities	(6,761,199)	44,558,359	(440,806)	9,456,401	624,709	(307,961)	(64,476,193)	(17,346,690)
Non-Current Liabilities:
Deferred Income Taxes	—	(3,048,274)	(14,859)	(15,965)	—	—	—	(3,079,098)
Other	—	—	20,889	—	—	—	—	20,889

Total Non-Current Liabilities	—	(3,048,274)	6,030	(15,965)	—	—	—	(3,058,209)
Capitalization:
Long-Term Debt	—	—	—	—	—	—	—	—
Preferred & Preference Stock	—	—	—	—	—	—	—	—
Common Shareholder's Equity	466,153	30,244,593	698,375	50,619,853	442,729	307,961	(59,107,700)	23,671,964

Total Capitalization	466,153	30,244,593	698,375	50,619,853	442,729	307,961	(59,107,700)	23,671,964

Total Liabilities & Capitalization	$(6,295,046)	$71,754,678	$263,599	$60,060,289	$1,067,438	$—	$(123,583,893)	$3,267,065